UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

Astrotech Corporation

(Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 485-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

As previously disclosed, Carlisle Kirkpatrick has resigned as the Chief Financial Officer, Treasurer and Secretary of the Company. The Company has entered into a Separation Agreement and Waiver and General Release of all Claims with Mr. Kirkpatrick effective October 30, 2013 providing for a one-time payment to Mr. Kirkpatrick in the net amount of $75,000.00 in exchange for a release of all claims which Mr. Kirkpatrick has now or may have against the Company. The Company has also entered into an Independent Contractor Agreement with IncuHive, LLC, a limited liability company of which Mr. Kirkpatrick is a member, effective October 30, 2013 pursuant to which IncuHive, LLC will provide transition services to the Company. Each of these agreements is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

10.1

Separation Agreement and Waiver and General Release of all Claims by and between Carlisle Kirkpatrick and Astrotech Corporation dated effective October 30, 2013.

10.2

Independent Contractor Agreement by and between Carlisle Kirkpatrick and Astrotech Corporation dated effective October 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION

Date: November 4, 2013	By:	/s/ Thomas B. Pickens III
Thomas B. Pickens III
Chairman of the Board and Chief Executive Officer